PROXY
JOINT SPECIAL MEETING OF SHAREHOLDERS – March 27, 2013

Madison Mosaic Funds

Madison Mosaic Income Trust Government Fund Core Bond Fund Institutional Bond Fund Investment Grade Corporate Bond Fund
Madison Mosaic Equity Trust                                                Madison Mosaic Government Money
Investors Fund                                                Market Trust
Mid-Cap Fund
NorthRoad International Fund                                Madison Mosaic Tax-Free Trust
Dividend Income Fund                                                Virginia Tax-Free Fund
Disciplined Equity Fund                                                Tax-Free National Fund

The undersigned shareholder of the Selling Fund(s) named above hereby acknowledges receipt of the Notice of Joint Special Meeting of Shareholders and the Combined Proxy Statement/Prospectus for the Joint Special Meeting of Shareholders (the “Meeting”) to be held at 10:00 a.m., Central Time, on March 27, 2013, at the Selling Funds’ principal executive offices located at 550 Science Drive, Madison, Wisconsin 53711, and, revoking any previous proxies, hereby appoints Holly Baggot and Greg Hoppe, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Meeting, and any adjournment or postponement of the Meeting, and to cast on behalf of the undersigned all of the votes the undersigned is entitled to cast at the Meeting and to otherwise represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. Capitalized terms in this proxy card that are otherwise undefined have the meanings set forth in the Combined Proxy Statement/Prospectus.

This proxy is solicited on behalf of the Board of Trustees of the Selling Funds.  This proxy card, when properly executed will be voted in the manner directed below and, absent direction, will be voted “For” the proposal(s). The proxies are also authorized to vote upon any other business that may properly come before the meeting or any adjournments or postponements thereof, including any adjournment(s) necessary to obtain quorums and/or approvals.

VOTE VIA THE INTERNET:  www.proxy-direct.com
VOTE VIA THE TELEPHONE:  1-800-337-3503

Note:  Please sign exactly as your name(s) appear(s) on this proxy card, and date it.  When shares are held jointly, each holder should sign.  When signing in a representative capacity, please give title.

Signature

Additional Signatures (if held jointly)

Date                                                                MFM_24197_120612

VOTING OPTIONS
Read your Combined Proxy Statement/Prospectus and have it at hand when voting by phone or on the internet.

Vote by Phone
Call 1-800-337-3503
Follow the recorded
instructions available
24 hours

Vote by Mail
Vote, sign and date this
Proxy card and return it
in the postage-paid
envelope.

Vote on the Internet
Log on to:
www.proxy-direct.com
Follow the on-screen
instructions
available
24 hours

THE BOARDS OF TRUSTEES RECOMMEND A VOTE FOR THE PROPOSAL(S) LISTED BELOW.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example:
    To vote FOR all Proposals for your Selling Fund(s), mark this box. No other vote is necessary.

1.	To approve an Agreement and Plan of Reorganization pursuant to which the Selling Fund will be reorganized into the corresponding Buying Fund.
                                                                FOR      AGAINST   ABSTAIN                                                                                                FOR      AGAINST    ABSTAIN
01 Government Fund                                                                                  02 Core Bond Fund
03 Institutional Bond Fund                                                                       04 Investment Grade Corporate Bond Fund
05 Investors Fund                                                                                       06 Mid-Cap Fund
07 NorthRoad International Fund                                                            08 Dividend Income Fund
09 Disciplined Equity Fund                                                                       10 Government Money Market Trust
11 Virginia Tax-Free Fund                              12 Tax-Free National Fund

2.	To vote on such other matters that may properly come before the Meeting, or any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on March 27, 2013:
The Combined Proxy Statement/Prospectus for the Meeting and the Notice of Joint Special Meeting of Shareholders
are available at:  www.mosaicfunds.com/proxy

EVERY VOTE IS IMPORTANT!

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE
MFM_24197_120612